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                                                                      EXHIBIT 11

      COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER COMMON SHARE

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                                                                                                   YEAR ENDED DECEMBER 31
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(Dollars in millions, except per share data)                                                    1993           1992          1991
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
PRIMARY:
   Average shares outstanding                                                            112,047,588    103,707,840    101,711,931
   Net effect of the assumed purchase of stock under the stock option and stock
     purchase plans--based on the treasury stock method using average market price         1,027,841      1,653,182        821,353
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                                                                                         113,075,429    105,361,022    102,533,284
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   Net income before cumulative effect of accounting changes                                  $298.0         $154.5         $207.1
   Preferred dividends                                                                         (27.8)         (30.2)         (23.7)
   Pro-rata effect of the assumed exercise of risk event warrants                                 --             --             --
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   Net income before cumulative effect of accounting changes
     applicable to common equity                                                              $270.2         $124.3         $183.4
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   Net income before cumulative effect of accounting changes per common share                  $2.39          $1.18          $1.79
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   Cumulative effect of accounting changes applicable to common equity                            --         $157.3             --
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   Cumulative effect of accounting changes per common share                                       --          $1.49             --
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   Net income                                                                                 $298.0         $311.8         $207.1
   Preferred dividends                                                                         (27.8)         (30.2)         (23.7)
   Pro-rata effect of the assumed exercise of risk event warrants                                 --             --             --
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   Net income applicable to common equity                                                     $270.2         $281.6         $183.4
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   Net income per common share                                                                 $2.39          $2.67          $1.79
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FULLY DILUTED: *
   Average shares outstanding                                                            112,047,588    103,707,840    101,711,931
   Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury stock method using average market price or
     year-end market price, whichever is higher                                            1,065,030      2,011,784      1,339,920
   Assumed conversion of Series 1991A Preferred Stock                                      3,681,740      3,951,624        617,102
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                                                                                         116,794,358    109,671,248    103,668,953
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   Net income before cumulative effect of accounting changes                                  $298.0         $154.5         $207.1
   Preferred dividends, excluding 1991 A Preferred Stock                                      ($19.8)         (22.0)         (22.4)
   Pro-rata effect of the assumed exercise of risk event warrants                                 --             --             --
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   Net income before cumulative effect of accounting changes
     applicable to common equity                                                              $278.2         $132.5         $184.7
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   Net income before cumulative effect of accounting changes per common share                  $2.38          $1.21          $1.78
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   Cumulative effect of accounting changes applicable to common equity                            --         $157.3             --
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   Cumulative effect of accounting changes per common share                                       --          $1.43             --
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   Net income                                                                                 $298.0         $311.8         $207.1
   Preferred dividends                                                                        ($19.8)         (22.0)         (22.4)
   Pro-rata effect of the assumed exercise of risk event warrants                                 --             --             --
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   Net income applicable to common equity                                                     $278.2         $289.8         $184.7
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   Net income per common share                                                                 $2.38          $2.64          $1.78
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
  * This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 17 of APB Opinion No. 15 because it results in dilution of less than 3%.

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